Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of RenovoRx, Inc. of our report dated May 12, 2021, except for Note 14, as to which the date is June 15, 2021, relating to the financial statements of RenovoRx, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California
July 21, 2021